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                                                                    Exhibit 10.3

                          PHARMA SERVICES HOLDING, INC.
                        4709 CREEKSTONE DRIVE, SUITE 200
                          DURHAM, NORTH CAROLINA 27703



Date

Name
Site Code

Re:  Opportunity to Purchase Shares

Dear ___________________,

We are pleased to offer you the opportunity to purchase shares of common stock ("Shares") of Pharma Services Holding, Inc. (the "Company") pursuant to the Company's Stock Incentive Plan (the "Plan") and on the terms and conditions set forth below. Quintiles Transnational Corp. ("Quintiles") is an indirect wholly-owned subsidiary of the Company.

1. Number of Shares. You will have the opportunity to purchase up to _________ Shares.

2. Purchase Price. The purchase price per Share is $_________, for a total of $______ if you purchase all of the Shares. The purchase price is payable either by check to the Company, or by your interest bearing promissory note, or any combination of the two. If you desire to pay any portion of the purchase price by a note, you must complete the attached Promissory Note and Pledge Agreement. The Promissory Note has been partially completed based on the assumption that you will be purchasing all of the Shares and financing the entire purchase price.

3. Vesting. Your Shares when issued will be "Unvested Shares" (as defined in the Plan) and will become "Vested Shares" (as defined in the Plan) as to 20% of the total number purchased on the anniversary date (based on the date you sign the acceptance form) from ______ through ______, provided that all of the Shares will become Vested Shares upon a "Sale of the Company" (as provided in Section 9 of the Plan). However, in no event will any Unvested Shares become Vested Shares following your termination of employment with the Company and its subsidiaries for any reason.

4. Repurchase Right; Restrictions on Shares. Upon your termination of employment with the Company and its subsidiaries for any reason, the Company and certain other persons may, but are not obligated to, repurchase your Shares. As further described in Section 8 of the Plan, the repurchase price to be paid by the Company depends upon whether the Shares are


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         Unvested Shares or Vested Shares, and the circumstances of your termination. Generally, Unvested Shares may be repurchased for the price you paid for them, and Vested Shares may be repurchased for their "Fair Market Value", as defined in the Plan, but under certain circumstances described in the Plan, even your Vested Shares may be repurchased for the price you paid for them. Also, as further described in Section 8 of the Plan, the Shares are generally nontransferable prior to a Sale of the Company or "Qualified Public Offering" (as defined in the Plan), the Company has the right to require that you participate in a Sale of the Company (a "Drag-Along Right"), and your right to vote with respect to the election of directors of the Company may be restricted.

5. Taxes. A separate information statement describing the tax considerations relating to your purchase of Shares will be provided to you.

6.       Representations.

                  (a) Authority. You have the requisite power, authority and capacity to execute this Agreement and to perform your obligations under this Agreement and to consummate the transactions contemplated hereby. The Acceptance has been duly and validly executed and delivered by you and constitutes your legal, valid and binding obligation, enforceable against you in accordance with its terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally.

                  (b) Shares Unregistered. You acknowledge that (i) the offer and sale of the Shares has not been registered under applicable securities laws; (ii) the Shares being purchased by you must be held indefinitely; (iii) there is no established market for the Shares and it is not anticipated that there will be any such market for the Shares in the foreseeable future; (iv) you are acquiring the Shares for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, and not with any present intention of distributing such Shares and you have no present plan or intention to sell any of the Shares; and (v) you have received the document entitled "Offering Memorandum" relating to this offer.

7. Subject to Plan. The opportunity to purchase the Shares is being made to you pursuant to the Plan, a copy of which is attached, and your purchase, holding and transfer of the Shares is subject to the terms of the Plan in all respects.

8. Long Term Incentive. The Shares that you purchase, along with the stock option grant set forth in the accompanying letter, will serve as the only long-term incentive compensation that will be made available to you. Quintiles will of course continue to provide for annual cash bonus opportunities.

9. Acknowledgement. You acknowledge: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time;
         (ii) that this award of the opportunity to purchase Shares is a one-time benefit, which does not create any contractual or other right

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         to receive future awards under the Plan, or benefits in lieu of awards;
         (iii) that all determinations with respect to any such future awards, including, but not limited to, the times when awards shall be granted, the number of shares subject to each award, the exercise or purchase price, and the time or times when each award shall vest, will be at the sole discretion of the Committee; (iv) that your participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the Company's or your ability to terminate your employment relationship at any time with or without cause; (v) that your participation in the Plan is voluntary; (vi) that the value of this award is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (vii) that this award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and (viii) that this award, along with the stock option grant set forth in the accompanying letter, is a comparable replacement for the long term incentives which were provided under the Quintiles' Executive Compensation Plan as in effect prior to the Company's acquisition of Quintiles.

10. Employee Data Privacy. As a condition of the award of this opportunity to purchase Shares, you consent to the collection, use and transfer of personal data as described in this paragraph 11. You understand that the Company and its Affiliates hold certain personal information about you including, but not limited to, your name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all Options or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data"). You further understand that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of your participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans. You understand that these recipients may be located in your country of residence or elsewhere, such as the United States. You authorize them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of common stock on your behalf to a broker or other third party with whom the shares acquired on exercise may be deposited. You understand that he or she may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.



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11.      Confidentiality. You agree not to disclose or discuss in any way the terms of this offer to or with anyone other than members of your immediate family, or your personal counsel or financial advisors (and you will advise such persons of the confidential nature of this offer).


                                     * * * *


Please indicate the number of Shares you wish to purchase on the Acceptance attached. Please return a signed copy of the Acceptance, along with a check and/or the Promissory Note for the purchase price ($_______ per Share) made payable to Pharma Services Holding, Inc., to________________. Your Acceptance and payment must be received no later than thirty (30) days from the date you receive the offer letter.

                                            Sincerely yours,














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                               ACCEPTANCE OF OFFER
           TO PURCHASE COMMON SHARES OF PHARMA SERVICES HOLDING, INC.

I, _____________ hereby accept the offer made to me by Pharma Services Holding, Inc. ("Pharma") to purchase _________ shares of common stock of Pharma at a price per share of $________ pursuant to and in accordance with the terms of a letter to me from Pharma dated ____________. I further elect to pay the purchase price by enclosing a check for $__________, and/or enclosing the Promissory Note for $____________ and the accompanying Pledge Agreement.


-----------------------------                        ---------------------
Executive's Signature      - ____________                     Date


[Please return signed copy of this letter to ________________ no later than 30 days from the date you receive the acceptance of offer.]














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